AMENDMENT NO. 13 AND WAIVER TO CREDIT AGREEMENT

AMENDMENT NO. 13 AND WAIVER, dated as of May 12, 2010 (this “Amendment and Waiver”), with respect to the Credit Agreement, dated as of May 20, 2002 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and between AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., as successor-in-interest to The Bank of New York, a national banking association (the “Lender”).

RECITALS

The Company has requested, and the Lender has agreed subject to the terms and conditions of this Amendment and Waiver, to provide a new acquisition loan facility, and to amend and waive certain provisions of the Credit Agreement, all as herein set forth.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Amendments.

(a)           The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Commitments” shall mean, collectively, the Revolving Credit Commitment, the Term Loan Commitment, the New Term Loan Commitment, the AMI Acquisition Loan Commitment and the LCL Acquisition Loan Commitment.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, any Hedging Agreement with the Lender and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Loans” shall mean, collectively, the Revolving Credit Loans, the Term Loan, the New Term Loan, the AMI Acquisition Loan and the LCL Acquisition Loan.

“Notes” shall mean, collectively, the Revolving Credit Note, the Term Note, the New Term Loan Note, the AMI Acquisition Loan Note and the LCL Acquisition Loan Note.

 “Obligations” shall mean all obligations, liabilities and indebtedness of the Company to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, other than obligations, liabilities and indebtedness acquired by assignment from third parties, but including without limitation, all obligations, liabilities and indebtedness of the Company arising under or relating to this Agreement, the Notes or any other Loan Document, which shall include, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, obligations under any Hedging Agreement, and all fees, costs, expenses and indemnity obligations of the Company and the Guarantors hereunder or under any other Loan Document (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code), and interest that, but for the filing of  petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding.

(b)           The following definitions are hereby added to Section 1.01 of the Loan Agreement, in their appropriate alphabetical order:

“Hedging Agreement” shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company or any Guarantor, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

“LCL” shall mean Lifecomm LLC, a Delaware limited liability company.

“LCL Acquisition” shall mean the Company’s acquisition of 4,000 Class C Membership Units of LCL, representing a 10.2% minority ownership interest in LCL.

“LCL Acquisition Loan” shall have the meaning set forth in Section 2.09.

“LCL Acquisition Loan Commitment” shall mean the Lender’s obligation to make the LCL Acquisition Loan to the Company on the LCL Effective Date, in the amount of $2,000,000.

“LCL Acquisition Loan Note” shall have the meaning set forth in Section 2.10.

“LCL Acquisition Loan Maturity Date” shall mean May 1, 2015.

“LCL Effective Date” shall mean May __, 2010.

“VAR Agreement” shall mean that certain Value Added Reseller Agreement, dated as of LCL Effective Date, between the Company and LCL.

(c)           The definition of the term “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by (i) amending and restating the table therein to read as follows:

Ratio of Consolidated Funded Debt to Consolidated EBITDA	LIBOR Margin For Revolving Credit Loans (360 day basis)	LIBOR Margin for the Term Loan, the New Term Loan, the AMI Acquisition Loan and the LCL Acquisition Loan (360 day basis)
Less than 1.00:1.00	1.50%	1.75%
Greater than or equal to 1.00:1.00 but less than 1.50:1.00	1.75%	2.00%
Greater than or equal to 1.50:1.00 but less than 2.00:1.00	2.00%	2.25%
Greater than or equal to 2.00:1.00	2.25%	2.50%

and (ii) amending and restating the first sentence of the paragraph following such table to read as follows:

“Notwithstanding the foregoing, during the period commencing on the LCL Effective Date and ending on the date of reset of the Applicable Margin in accordance with this paragraph, the LIBOR Margin for (a) Revolving Credit Loans shall be 1.50% and (b) the Term Loan, the New Term Loan, the AMI Acquisition Loan and the LCL Acquisition Loan shall be 1.75%.”

(d)           Clause “(h)” of the definition of Indebtedness in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(h)       net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice;”

(e)           Article II of the Credit Agreement is hereby amended to add the following new sections 2.09 and 2.10 immediately following Section 2.08 thereof:

SECTION 2.09 LCL Acquisition Loan. Subject to the terms and conditions hereof, and relying on the representations and warranties set forth herein, the Lender agrees to make a term loan (the “LCL Acquisition Loan”) to the Company available in a single drawdown on the LCL Effective Date in an amount not to exceed the LCL Acquisition Loan Commitment.  The LCL Acquisition Loan may be (i) an Adjusted Libor Loan, (ii) an Alternate Base Rate Loan or (iii) a combination thereof. The LCL Acquisition Loan Commitment shall terminate upon funding of the LCL Acquisition Loan on the LCL Effective Date.

SECTION 2.10 LCL Acquisition Note. The LCL Acquisition Loan made by the Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit I, with appropriate insertions (the “LCL Acquisition Note”) payable to the order of the Lender and representing the obligation of the Company to pay the unpaid principal amount of the LCL Acquisition Loan of the Lender with interest thereon as prescribed in Section 3.01.  The Lender is authorized to record the Type and the date and amount of each payment or prepayment of principal thereof in the Lender’s records or on the grid schedule annexed to the LCL Acquisition Loan Note; provided, however, that the failure of the Lender to set forth each payment and other information shall not in any manner affect the obligation of the Company to repay the LCL Acquisition Loan in accordance with the terms of the LCL Acquisition Note and this Agreement.  The LCL Acquisition Note, the grid schedule and the books and records of the Lender shall constitute conclusive evidence of the information so recorded absent manifest error.  The LCL Acquisition Note shall (a) be dated the LCL Effective Date, (b) be stated to mature on the LCL Acquisition Loan Maturity Date and (c) be payable as to principal in sixty (60) consecutive monthly principal installments of $33,333.33 each, commencing June 1, 2010, and on the first day of each month thereafter, provided that the final installment on the LCL Acquisition Loan Maturity Date shall be in an amount equal to the remaining principal amount then outstanding.  Repayments and prepayments of the LCL Acquisition Loan may not be reborrowed.  The LCL Acquisition Loan Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 3.01.

(f)           The first sentence of Section 3.01(g) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“No Loan which may be funded as an Adjusted Libor Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans, the Maturity Date, with respect to the Term Loan, the New Term Loan Maturity Date, with respect to the New Term Loan, the AMI Acquisition Loan Maturity Date, with respect to the AMI Acquisition Loan or the LCL Acquisition Loan Maturity Date, with respect to the LCL Acquisition.

(g)           The following sentence is hereby added to Section 3.02 of the Credit Agreement at the end thereof.

“The proceeds of the LCL Acquisition Loan shall be used by the Company solely in connection with the LCL Acquisition.”

(h)           Section 3.03(a) of the Credit Agreement is hereby amended to add the text “and pursuant to any Hedging Agreement with the Lender” immediately following the text “except as provided in Section 3.08” on the fourth line of such Section.

(i)            Section 3.03 of the Credit Agreement is further amended by amending and restating the second and third sentences of Section 3.03(c) thereof in their entirety to provide as follows:

“All partial prepayments of the Term Loan, the New Term Loan, the AMI Acquisition Loan and the LCL Acquisition Loan shall be applied to the remaining installments of principal thereof in inverse order of maturity.  Prepayments of the Term Loan, the New Term Loan, the AMI Acquisition Loan and the LCL Acquisition Loan may not be reborrowed.”

(j)            Section 7.02 of the Credit Agreement is hereby revised by (i) deleting the word “and” following clause “(g)”, (ii) deleting the period following clause “(g)” and replacing it with “; and” and (iii) adding a new clause “(h)” immediately following clause “(h)” as follows:

“(h)        Indebtedness with respect to Hedging Agreements entered into by the Company, provided that such Hedging Agreements shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;”

(k)           Section 7.06 is hereby amended to delete the text “and” on the tenth line thereof immediately before the text “(f)” and to add the following text at the end of such Section immediately preceding the period:

“and (g) the purchase and ownership of membership interests of LCL, in accordance with the terms of LCL Acquisition, and additional capital contributions to LCL in an amount not to exceed $500,000 in accordance with the Limited Liability Company Agreement of LCL.”

(l)            Section 7.16 of the Credit Agreement is hereby amended by adding the following text at the end thereof:

“Notwithstanding anything to the contrary herein, nothing herein shall be deemed to restrict the Company from entering into and performing the VAR Agreement.”

(m)          Article VII of the Credit Agreement is hereby further amended by adding a new Section 7.18 at the end thereof as follows:

“SECTION 7.18.   Amendment to LCL Documents.  The Company shall not cause or permit the VAR Agreement or the Limited Liability Company Agreement of LCL to be amended, restated, modified or supplemented in any way that would have a material adverse effect on the rights of the Lender under the Loan Documents.”

(n)           Exhibit I attached to this Amendment is hereby added as Exhibit I to the Credit Agreement.

2.           Waivers.

(a)           The Lender hereby waives the late receipt of (i) the management prepared consolidating interim balance sheet and the related management prepared interim consolidating statement of income of the Company and the Corporate Guarantors, each required to be delivered to the Lender pursuant to Section 6.03(b)(ii) of the Credit Agreement and (ii) the Chief Financial Officer's certificate, required to be delivered to the Bank pursuant to Section 6.03(b)(ii) and 6.03(c) of the Credit Agreement, all for the fiscal quarter ended December 31, 2009.

(b)           The Lender hereby waives compliance by the Company and LCL with Section 6.13 of the Credit Agreement, Affiliate”, solely with respect to the delivery by LCL of a Guaranty, Security Agreement and the other documents described therein, unless and until the Company shall own fifty percent (50%) or more of the outstanding principal membership interests of LCL.

3.           Conditions of Effectiveness. This Amendment and Waiver shall become effective upon receipt by (1) the Lender of (a) this Amendment and Waiver, duly executed by the Company and each Guarantor, (b) the LCL Acquisition Loan Note, in the form of Exhibit I hereto, (c) a certificate of the Secretary or Assistant Secretary of the Company, dated as of the date hereof, in the form of Exhibit 1 hereto, (d) copies of the executed Limited Liability Company Agreement of LCL and all exhibits thereto, along with copies of the membership certificates, if any, issued by LCL to the Company, (e) the duly executed Value Added Reseller Agreement between the Company and LCL, (f) copies of the resolutions of the board of directors of the Company regarding the LCL Acquisition, (g) a management forecast for the Company for the fiscal years ending December 31, 2010 and December 31, 2011, including balance sheet, income statement, cash flow statement and financial covenant calculations, and (h) such other documents, instruments and agreements that the Lender shall reasonably require with respect thereto and (2) Farrell Fritz, P.C., of its reasonable attorneys’ fees and expenses incurred in connection with the preparation, execution and delivery of this Amendment and Waiver, plus all outstanding amounts owed to Farrell Fritz, P.C. for unpaid attorney’s fees and expenses.

4.           Miscellaneous.

(a)           This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

(b)           All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

(c)           This Amendment and Waiver shall constitute a Loan Document.

(d)           Except as expressly amended and waived hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof.  The Credit Agreement and the Loan Documents are each ratified and confirmed in all respects by the Company.  The amendments and waivers herein are limited specifically to the matters set forth above and for the specific instance and purpose for which given and do not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

(e)           Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(f)            The Company hereby represents and warrants that, (i) except with respect to the matters described in the Press Release (as defined in Amendment No. 2 to Credit Agreement, dated as of March  28, 2005 between the Company and the Lender), the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document, as updated by the Schedules attached hereto, are true and correct, in all material respects, on the date hereof, and (ii) no Default or Event of Default exists under the Credit Agreement or any other Loan Document; provided that, the  Lender hereby acknowledges and agrees that the representations and warranties of the Company contained in the Credit Agreement and those covenants set forth in Sections 6.05, 6.06, 6.07, and 6.12 of the Credit Agreement shall not be deemed (prior to, at or after this date of this Amendment and Waiver) to be breached as a result of the matters described in the Press Release, provided that such matter or matters do not now or shall not hereafter cause a Material Adverse Effect or cause the occurrence of any other Event of Default, it being agreed and understood that the $1,500,000 charge described in the Press Release, in itself, will not be deemed to constitute a Material Adverse Effect.

(g)           The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Notes (including, without limitation, the LCL Acquisition Loan Note), the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Company’s obligations to the Lender, including, without limitation, the LCL  Acquisition Loan; and (b) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement or any Loan Document.

(h)           This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment and Waiver.

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IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By: /s/ Jack Rhian
Name: Jack Rhian
Title: President

JPMORGAN CHASE BANK, N.A.

By: /s/ Carolyn Lattanzi
Name: Carolyn Lattanzi
Title: Vice President

The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lender, dated as of May 20, 2002, and as Grantors under the Security Agreement, dated as of May 20, 2002, each hereby (a) accept and agree to the terms of the foregoing Amendment and Waiver, (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms and that its obligations thereunder include obligations of the Company owing to the Lender pursuant to the LCL Acquisition Loan, and (c) (i) all terms and provisions contained in the Security Agreement are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Guaranteed Obligations (as defined in the Guaranty) shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Guarantee Obligations, including, without limitation, those Guaranteed Obligations related to the LCL Acquisition Loan.

HCI ACQUISITION CORP.
SAFE COM INC.
LIVE MESSAGE AMERICA ACQUISITION CORP.
NORTH SHORE ANSWERING SERVICE, INC.
ANSWER CONNECTICUT ACQUSITION CORP.
MD ONCALL ACQUISITION CORP.
AMERICAN MEDICONNECT ACQUISITION CORP.

By: /s/ Jack Rhian
Jack Rhian, the President of each of
the foregoing corporations

EXHIBIT I

LCL ACQUISITION LOAN NOTE

$2,000,000	May __, 2010

FOR VALUE RECEIVED, AMERICAN MEDICAL ALERT CORP., a Delaware corporation  (the “Company”), promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the “Lender”), on or before the LCL Acquisition Loan Maturity Date, the principal amount of TWO MILLION ($2,000,000) DOLLARS, in sixty (60) consecutive equal monthly installments of $33,333.33, commencing June 1, 2010 and continuing on the first day of each month thereafter; provided, however, that the last such payment on the LCL Acquisition Loan Maturity Date shall be in the amount necessary to repay in full the unpaid principal amount of the LCL Acquisition Loan.  The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

This Note is the “LCL Acquisition Loan Note” issued pursuant to and entitled to the benefits of the Credit Agreement dated as of May 20, 2002 by and between the Company and the Lender (as the same has been and may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions under which the LCL Acquisition Loan evidenced hereby was made and is to be repaid.  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note, it shall record the date and amount of each payment or prepayment of principal of the LCL Acquisition Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth the LCL Acquisition Loan, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the LCL Acquisition Loan made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, N.A., located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Except as may be expressly provided to the contrary in the Credit Agreement, the Company and endorsers of this Note waive diligence, presentment, protest, demand, and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD APPLY THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

AMERICAN MEDICAL ALERT CORP.

By:
Name: Jack Rhian
Title: President